UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

1-16483
(Commission File Number)

Virginia		52-2284372
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 31, 2016, we issued a press release announcing the results of our previously announced cash tender offer (the “Tender Offer”) for our 7.25 per cent. Notes due July 2018, 6.125% Notes due 2018 (CUSIP: 50075N AU8), 6.125% Notes due 2018 (CUSIP: 50075N AV6), 7.000% Notes due 2037, 6.875% Notes due 2038, 6.875% Notes due 2039, 6 1/2% Notes due 2031, 5.375% Notes due 2020, 6.500% Notes due 2040, 4.00% Notes due 2024, 4.500% Notes due 2035, 3.875% Notes due 2045, 2.375% Notes due 2021, 2.375% Notes due 2035, 1.625% Notes due 2027, 1.625% Notes due 2023 and 1.000% Notes due 2022 (collectively, the “Notes”) as of the early participation deadline and an increase in the combined maximum aggregate principal amount of Notes eligible for the tender offer.

On October 31, 2016, we also issued a press release announcing the pricing for the Tender Offer.

This Current Report on Form 8-K, including the press releases hereby incorporated by reference, is neither an offer to sell nor a solicitation of offers to buy any Notes. The Tender Offer is being made only pursuant to the offer to purchase and the related letter of transmittal. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated October 31, 2016.

99.2	Mondelēz International, Inc. Press Release, dated October 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward
Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: October 31, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated October 31, 2016.

99.2	Mondelēz International, Inc. Press Release, dated October 31, 2016.